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                                                                   EXHIBIT 23(d)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          We consent to the incorporation by reference in this Registration Statement of BB&T Corporation on Form S-4 of our report dated July 19, 2000 (September 5, 2000 as to Note 16), appearing in the Annual Report on Form 10-K of FirstSpartan Financial Corp. for the year ended June 30, 2000 and to the reference to us under the heading "Experts" in the joint Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

Greenville, South Carolina

November 8, 2000